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Exhibit 10.21

SECOND MODIFICATION AGREEMENT AND WAIVER
Secured Loan

        THIS SECOND MODIFICATION AGREEMENT ("Agreement") dated as of December 22, 2010, is entered into by and among MAUI LAND & PINEAPPLE COMPANY, INC., a corporation formed under the laws of the State of Hawaii ("Borrower"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as sole Lender signatory to the Loan Agreement (as defined below) ("Lender"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo") as Administrative Agent under the Loan Agreement (in such capacity, the "Administrative Agent").

R E C I T A L S

A.
Pursuant to the terms of an amended and restated credit agreement between Borrower and Lender dated October 9, 2009 (as amended from time to time including pursuant to that certain First Modification Agreement dated as of September 17, 2010, the "Loan Agreement"), Lender made certain credit accommodations to Borrower in the maximum principal amount of Fifty Million and No/100ths Dollars (as the commitment under such credit accommodations has been reduced from time to time, the "Loan"). The Loan is evidenced by the Notes as described in the Loan Agreement, in the aggregate principal amount of the Loan (collectively, the "Note"), and is further evidenced by the documents described in the Loan Agreement as "Loan Documents." The Note is secured by, among other things, the Mortgage (as defined in Section 6 below). All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the other Loan Documents.

B.
The Note, Mortgage, Loan Agreement, this Agreement, the other documents described in the Loan Agreement as "Loan Documents", together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the "Loan Documents."

C.
By this Agreement, Borrower, Administrative Agent and Lender intend to modify, waive and amend certain terms and provisions of the Loan Documents, as more particularly set forth herein.

        NOW, THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:

1.
CONDITIONS PRECEDENT.    The following are conditions precedent to Administrative Agent and Lenders' obligations under this Agreement:

1.1
If required by Administrative Agent, receipt and approval by Administrative Agent of a date down to the Title Policy and assurance acceptable to Administrative Agent, including, without limitation, CLTA Endorsement No. 110.5, without deletion or exception other than those expressly approved by Administrative Agent in writing, that the priority and validity of the Mortgage has not been and will not be impaired by this Agreement or the transactions contemplated hereby;

1.2
Receipt by Administrative Agent of the executed originals of this Agreement, the short form of this Agreement (if any) and any and all other documents and agreements which are required by this Agreement or by any other Loan Document, each in form and content acceptable to Administrative Agent;

1.3
Reimbursement to Administrative Agent by Borrower of Administrative Agent's costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, recording fees, attorneys' fees, appraisal, engineers' and inspection fees and documentation costs and charges, whether such services are furnished by Administrative Agent's employees or agents or by independent contractors including, without limitation, a notary fee of $10.00 and a UCC termination/amendment fee of $49.00;

  1.4
  The representations and warranties contained in this Agreement are true and correct;

  1.5
  Borrower shall have paid to Administrative Agent for the benefit of Lender a modification fee equal to $225,000.00;

  1.6
  With respect to the real property described on Exhibit B attached hereto and incorporated herein by this reference (the "New Property"), Administrative Agent shall have received each of the following, in from and substance satisfactory to the Administrative Agent:

  (a)
  an environmental questionnaire and environmental site assessment with respect to the presence, if any, of Hazardous Materials on the New Property;

  (b)
  copies of all agreements which are material to the occupancy and operation of the New Property;

  (c)
  copies of all building permits and other permits issued to Borrower or its Affiliates as of the date of this Agreement in connection with the development of the New Property;

  (d)
  copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any Governmental Authority in connection with the New Property;

  (e)
  a new Title Insurance Policy in form and substance satisfactory to Administrative Agent insuring the priority of the Lien of the Mortgage with respect to the New Property added as collateral encumbered by the Mortgage, and insuring such other matters as Administrative Agent may require; and

  (f)
  a duly executed Additional Security Mortgage amending the Mortgage and evidence of recordation in the Bureau of Conveyances of the State of Hawaii of such Additional Security Mortgage.

  1.7
  Each Lender other than Wells Fargo shall have executed and delivered an Assignment and Assumption satisfactory to Administrative Agent assigning all its right, title and interest in and to the Loan to Wells Fargo as Lender, such that Wells Fargo has become the sole Lender, and Borrower shall have duly executed and delivered to Wells Fargo an amended and restated promissory note evidencing the Revolving Commitment of Wells Fargo;

  1.8
  Administrative Agent shall have received evidence that the maturity of the AgCredit Facility has been unconditionally extended until not earlier than May 1, 2012; and

  1.9
  All payments due and owing to Administrative Agent and Lenders under the Loan Documents have been paid current as of the effective date of this Agreement.

2.
REPRESENTATIONS AND WARRANTIES.    Borrower hereby represents and warrants that no Default, Potential Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein and in the other Loan Documents are true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date), which representations and warranties shall survive execution of this Agreement.

3.
DEFINITIONS.    The following definitions set forth in Section 1.1 of the Loan Agreement are added or amended to read as follows, as the case may be:

          "'AgCredit Facility' means a $25 million line of credit provided to Borrower by American AgCredit, PCA."

          "'Applicable Margin' means 3.80%."

          "'Appraisal' means, with respect to the Property, an M.A.I. appraisal commissioned by and addressed to the Administrative Agent (acceptable to the Administrative Agent as to form, substance and appraisal date), prepared by a professional appraiser reasonably acceptable to the Administrative Agent, having at least the minimum qualifications required under Applicable Law governing the Administrative Agent and the Lenders, including without limitation, FIRREA, and determining, without duplication, the 'as is' value of the Property."

          "Kahului Prepayment" with respect to the sale or other disposition of all or any portion of the Kahului Property, means, for each such sale or disposition, a payment equal to (x) (i) the amount of any cash and fair value of any non-cash consideration payable in connection with such sale or disposition minus (ii) customary and reasonable closing costs actually paid by Borrower in connection with such sale or disposition including escrow, closing, recording, title and legal fees (not to exceed 7.0% of the aggregate value of the consideration in clause (i) above), (y) multiplied by fifty percent (50%)."

          "'Legacy Costs' means amounts actually paid by Borrower in respect of settling and paying legacy costs relating to discontinued business operations including, without limitation, costs relating to the KBR amenities purchase obligation, the Yamamura contract, the Timmons/Roeper settlement, golf-related settlement, closure and termination expenses, and severance, pension and retiree expenses."

          "'Maturity Date' means May 1, 2012."

          "'New Property' shall have the meaning given such term in the Second Modification."

          "'Property' means the real property described on Exhibit A to the Second Modification."

          "'Second Modification' means that certain Second Modification Agreement dated as of December 22, 2010, by and among the Administrative Agent, the Borrower and the sole Lender."

The defined terms "Kahului Mortgage," Kahului Notes," "Kahului Release Price," and "Kahului SPA" are hereby deleted.

4.
REPLACEMENT SCHEDULE 1; COMMITMENT ADJUSTMENTS; NOTES.    To reflect that Wells Fargo will be the sole Lender, Schedule 1 to the Loan Agreement is hereby replaced with Replacement Schedule 1 to this Agreement. Notwithstanding anything to the contrary in the Loan Documents and Replacement Schedule 1, the maximum amount available (the "Availability Limit") under the aggregate Revolving Commitment shall be the sum of (i) $25,000,000 in Revolving Loans and Swingline Loans (in the aggregate) and (ii) $1,140,000.00 in Letter of Credit Liabilities arising under Letters of Credit issued prior to the date hereof.

5.
DEFINITION OF MORTGAGE.    The definition of "Mortgage" in the Loan Agreement is hereby amended to read as follows:

          "'Mortgage' means the Fee and Leasehold Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture, dated as of November 13, 2007, and recorded on November 15, 2007, as Document No. 2007-199589 in the Bureau of Conveyances of the State of Hawaii, executed by the Borrower and Leasehold Mortgagor in favor of the Administrative Agent for its benefit and the benefit of the Lenders, the Issuing Bank and each Specified Derivatives Provider in form and substance satisfactory to the Administrative Agent as amended from time to time, including, without limitation, pursuant to a Memorandum of Second Modification Agreement Amending Mortgage, dated as of March 10, 2009 and recorded March 13, 2009 as Document Number 2009-038132 in the Bureau of Conveyances of the State of Hawaii, and a Memorandum of Third Modification Agreement Amending Mortgage, dated as of March 27, 2009 and recorded March 27, 2009 as Document Number 2009-046242 in the Bureau of Conveyances of the State of Hawaii, a Memorandum of Amended and Restated Credit Agreement Amending Mortgage, dated as of October 9, 2009 and recorded October 14, 2009 as Document Number 2009-157331 in the State of Hawaii Bureau of Conveyances, a Memorandum of First Modification of Restated Credit Agreement Amending Mortgage , dated September 17, 2010 and recorded as Document No. 2010-145868 in the State of Hawaii Bureau of Conveyances, and an Additional Security Mortgage dated as of December 22, 2010."

6.
DELETION OF FLOOR    The last sentence of Section 2.4 (a) of the Loan Agreement is amended to read as follows:

  "Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender and the Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law)."

7.
KAHULUI PREPAYMENT.    Section 7.16 of the Loan Agreement is amended to read as follows:

  "Section 7.16. Kahului Prepayment.

          Not later than thirty (30) days after the sale or other disposition of all or any portion of the Kahului Property, Borrower shall prepay principal of the Obligations in an amount equal to the Kahului Prepayment. The Kahului Prepayment (i) shall be applied in accordance with Sections 3.2. and 10.5, (ii) shall permanently reduce the Commitment of each Lender in an amount equal to such Lender's Pro Rata Share of the Kahului Prepayment and (iii) may not be reborrowed. In the event that the Kahului Property is subdivided, the Kahului Prepayment shall be made upon each sale or other disposition of all or any portion of the Kahului Property. Notwithstanding the foregoing, the the Kahului Prepayment shall be reduced to the extent the Borrower uses all or a portion of sale or disposition proceeds which would otherwise constitute the Kahului Prepayment exclusively for the payment and settlement of Legacy Costs (provided it delivers evidence satisfactory to Administrative Agent that such amounts have been so used)."

8.
FINANCIAL COVENANTS.

(a)
Section 9.1(a) of the Loan Agreement is amended to read as follows:

            "(a) Liquidity. The Borrower shall maintain, as of the end of each calendar quarter, Liquidity of not less than $4,000,000. As used herein, "Liquidity" shall mean the sum of (i) cash, (ii) Cash Equivalents, (iii) publicly traded and publicly quoted marketable securities acceptable to Administrative Agent in its reasonable discretion, (iv) undisbursed commitment under secured lines of credit available to Borrower including, without limitation, under this Loan, and (v) the amount, if any, not to exceed $2,000,000, by which accounts receivable of the Borrower exceed accounts payable of the Borrower, net, in connection with any of the foregoing, of any encumbrance, setoff or claim and minus any unsecured Indebtedness of Borrower."

  (b)
  Section 9.1(b) of the Loan Agreement is amended to read as follows:

            "(b) Total Liabilities. The Borrower shall not permit its Total Liabilities to exceed $175,000,000 at any time, as calculated at the end of each fiscal quarter."

9.
DESCRIPTION OF PROPERTY.    For all purposes under the Loan Documents, the defined term "Property" shall be deemed to refer to the real property described on Exhibit A attached hereto.

10.
REMARGIN.    Borrower acknowledges that Administrative Agent has ordered and anticipates receiving in 2011 new Appraisals for all of the Property (including the New Property). Borrower agrees that if, based on such Appraisals (as reviewed, approved and adjusted for value in the sole discretion of Administrative Agent), the aggregate Revolving Commitments, as a percentage of the as-is value of the Property (after adjustment for senior liens and regular and special tax assessments), exceeds forty percent (40%) ("Remargin Loan-to-Value Percentage"), then Borrower shall pay down the outstanding principal balance of the Loan and the aggregate Revolving Commitments shall be permanently reduced on a pro rata basis such that said required Remargin Loan-to-Value Percentage may be met. In connection with any reduction of the Revolving Commitments, Administrative Agent shall deliver to Borrower a new Schedule 1 which shows the new Revolving Commitments.

11.
WAIVER.    The Lender hereby waives prospectively (the "Waiver") any Default arising under Section 9.1(a) of the Loan Agreement for the calendar quarter ending March 31, 2011 (the "Waived Default"). Borrower understands, acknowledges and agrees that the Waiver is limited to the specific Waived Default described above with respect to the calendar quarter set forth above and that the Lender has not waived any other Defaults or Potential Defaults, and (b) Lender has not agreed to grant any waiver of any similar default beyond such calendar quarter or to grant any additional waivers of, or forbear with respect to, any other Default.

12.
FORMATION AND ORGANIZATIONAL DOCUMENTS.    Borrower has previously delivered to Administrative Agent all of the relevant formation and organizational documents of Borrower, of the partners or joint venturers of Borrower (if any), and of all guarantors of the Loan (if any), and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent, except as disclosed to Administrative Agent in writing. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Administrative Agent.

13.
NON-IMPAIRMENT.    Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or other Loan Document or affect or impair any rights, powers, or remedies of Administrative Agent or Lenders, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

14.
MISCELLANEOUS.    The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

15.
INTEGRATION; INTERPRETATION.    The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent and Lenders in writing.

16.
EXECUTION IN COUNTERPARTS.    To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

        IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have caused this Agreement to be duly executed as of the date first above written.

"ADMINISTRATIVE AGENT AND LENDER"
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ JEFF JOHNSON
Name:
Title:

"BORROWER"
MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation
By:	/s/ TIM T. ESAKI
Name:	Tim T. Esaki
Title:	Chief Financial Officer
By:	/s/ ADELE H. SUMIDA
Name:	Adele H. Sumida
Title:	Controller & Secretary

 LEASEHOLD MORTGAGOR'S CONSENT

        The undersigned ("Leasehold Mortgagor") consents to the foregoing Second Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Fee and Leasehold Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Mortgage") dated as of November 13, 2007, as amended from time to time, and its waivers, as set forth in the Mortgage, of each and every one of the possible defenses to such obligations. Leasehold Mortgagor further reaffirms that its obligations under the Mortgage are separate and distinct from Borrower's obligations.

Dated as of: December 22, 2010

"LEASEHOLD MORTGAGOR"
KAPALUA LAND COMPANY, LTD., a Hawaii corporation
By:	/s/ TIM T. ESAKI
Name:	Tim T. Esaki
Title:	Chief Financial Officer
By:	/s/ ADELE H. SUMIDA
Name:	Adele H. Sumida
Title:	Controller & Secretary

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  Exhibit 10.21
SECOND MODIFICATION AGREEMENT AND WAIVER Secured Loan
R E C I T A L S
LEASEHOLD MORTGAGOR'S CONSENT